UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2017

CNL Healthcare Properties, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-54685	27-2876363
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Ave.

Orlando, Florida 32801

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective as of June 12, 2017 and in connection with L. Burke Rainey’s appointment as chief accounting officer of CNL Healthcare Properties, Inc. (the “Company”) (see below), Ixchell C. Duarte has resigned as chief accounting officer of the Company, a position she has held since March 2012, but will continue to serve as senior vice president of the Company. Ms. Duarte will also assume additional senior leadership responsibilities in accounting and financial reporting with the Company’s sponsor, CNL Financial Group, LLC.

(c) Effective upon Ms. Duarte’s resignation as chief accounting officer, the Board of Directors has appointed Mr. Rainey, age 34, as chief accounting officer of the Company. Mr. Rainey has served as the Company’s controller from April 2014 to June 2017 and as director of accounting and financial reporting from November 2012 to March 2014. During this time, Mr. Rainey also served in comparable positions at CNL Healthcare Properties II, Inc., a public non-traded REIT, since its inception in July 2015 and at CNL Global Income Trust, Inc., a public non-traded REIT, from November 2012 through the completion of its exit strategy and dissolution in December 2015. Prior to joining the Company, Mr. Rainey worked in the assurance practice of Ernst & Young LLP’s Miami office; most recently serving as an audit manager for several multinational clients. He is a licensed certified public accountant in the State of Florida and a chartered global management accountant. Mr. Rainey received a B.B.A with a major in accountancy and an M.S.A with a concentration in financial reporting and assurance services from the Mendoza College of Business at the University of Notre Dame.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 12, 2017, the Company held its 2017 annual meeting of stockholders (the “Annual Meeting”) at its principal offices in Orlando, Florida. Of the 176,350,373 shares of the Company’s common stock that were issued and outstanding as of the record date and entitled to vote at the Annual Meeting, a total of 121,552,715 shares (68.9%) were present in person or represented by proxy at the Annual Meeting, constituting a quorum for the transaction of business.

At the Annual Meeting, the stockholders (i) elected all five (5) of the nominees, as listed below, to serve on the board of directors of the Company until the 2018 Annual Meeting of Stockholders and until their successors shall have been duly elected and qualified and (ii) ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending December 31, 2017.

Under the Company’s Third Articles of Amendment and Restatement and bylaws, the vote necessary for the election of directors and the ratification of PricewaterhouseCoopers LLP is a majority of the votes cast at the meeting at which a quorum is present. Broker non-votes are not counted as votes cast, and accordingly, for the election of directors, broker non-votes had no effect on the results of the election. With respect to the vote on the proposal to ratify PricewaterhouseCoopers LLP, abstentions are not counted as votes cast, and accordingly, had no effect on the results of the vote to ratify PricewaterhouseCoopers LLP.

The voting results, as certified in the Final Report of the Inspectors of Election, are as follows:

I.	The vote to elect five directors of the Company, for a term expiring at the 2018 Annual Meeting of Stockholders and until his successor is duly elected and qualified, was:

Director Nominees:	For	Withheld	Broker Non-Votes
Thomas K. Sittema	26,741,316	780,050	94,031,349
Stephen H. Mauldin	26,783,769	737,597	94,031,349
J. Chandler Martin	26,724,253	797,113	94,031,349
Michael P. Haggerty	26,756,413	764,953	94,031,349
J. Douglas Holladay	26,692,772	828,594	94,031,349

II.	The vote on the ratification of PricewaterhouseCoopers LLP, as the Company’s independent registered certified public accounting firm for the fiscal year ending December 31, 2017, was:

For	Against	Abstain
120,498,217	361,209	693,289

No other business was transacted at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 14, 2017		CNL HEALTHCARE PROPERTIES, INC.
a Maryland corporation

	By:	/s/ Stephen H. Mauldin
Stephen H. Mauldin
Chief Executive Officer and President